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Exhibit 99.1

Contact:	Donald H. Anderson, President/CEO Randall J. Larson, Executive Vice President/CFO 303-626-8200

TRANSMONTAIGNE INC. ANNOUNCES RESULTS FOR THE THREE MONTHS AND YEAR ENDED JUNE 30, 2005 AND SCHEDULES CONFERENCE CALL

Tuesday, September 13, 2005	Immediate Release

Denver, Colorado—TransMontaigne Inc. (NYSE:TMG) today announced financial results for the three months and year ended June 30, 2005.

        The following developments and selected financial information are extracted from the Company's Annual Report on Form 10-K for the year ended June 30, 2005, which was filed today with the Securities and Exchange Commission.

SIGNIFICANT DEVELOPMENTS AND SUBSEQUENT EVENTS

        On September 13, 2004, we entered into a new $400 million Senior Secured Working Capital Credit Facility. Our operating subsidiaries, except for TransMontaigne Partners L.P. and its subsidiaries, have guaranteed our obligations under the Senior Secured Working Capital Credit Facility. The Senior Secured Working Capital Credit Facility replaces our former $275 million Credit Facility.

        On November 4, 2004, we executed a product supply agreement with Morgan Stanley Capital Group, Inc. ("MSCG"). The product supply agreement expires on December 31, 2011, subject to provisions for early termination. We accept title and risk of loss to the products from MSCG upon discharge of the products from the delivering pipelines and vessels into our tank storage capacity at our terminals connected to the Colonial and Plantation pipelines and TransMontaigne Partners' Florida waterborne terminals. MSCG began supplying certain of these terminals during January 2005 and the remainder during February 2005.

        On November 23, 2004, in connection with the closing of the product supply agreement and as partial consideration for MSCG entering into the product supply agreement, we issued warrants to MSCG to purchase 5.5 million shares of our common stock at an exercise price equal to $6.60 per share, subject to adjustments in accordance with the terms and conditions of the warrant certificate.

        On May 5, 2005, shares of our common stock began trading on the New York Stock Exchange under the symbol "TMG." Prior to May 5, 2005, shares of our common stock traded on the American Stock Exchange.

        On May 27, 2005, TransMontaigne Partners, a consolidated subsidiary, completed its initial public offering of common units. TransMontaigne Partners received net proceeds of approximately $73.0 million for the issuance and sale of 3,852,500 common units, after giving affect to the exercise of the underwriters' over-allotment option, at the initial public offering price of $21.40 per common unit, and the payment of the underwriting discount, structuring fee and other offering costs of approximately $9.5 million.

        On May 27, 2005, TransMontaigne Partners received approximately $7.9 million for the issuance and sale of 450,000 subordinated units to an affiliate of MSCG in a separate private placement at a price of $17.65 per subordinated unit.

        On July 20, 2005, TransMontaigne Partners announced that it declared a distribution of $0.15 per unit payable on August 9, 2005 to the unitholders of record on July 29, 2005.

        On August 1, 2005, we announced the closing of the acquisition of Radcliff/Economy Marine Services, Inc. ("Radcliff") for a purchase price of approximately $53.4 million. The purchase price is composed of approximately $41 million payable in cash plus the assumption of Radcliff's existing outstanding debt of approximately $12.4 million. The acquisition includes three petroleum products terminals, two in Mobile, Alabama and one in Pensacola, Florida, with combined aggregate storage capacity of approximately 350,000 barrels. In addition, we acquired 2 tugboats, 7 barges, 12 tractors and associated trailers and approximately $22 million in net working capital. For the year ended December 31, 2004 and the seven months ended July 31, 2005, Radcliff generated earnings before depreciation, amortization, income taxes and interest expense of approximately $6.1 million and $5.1 million, respectively.

        On August 16, 2005, we announced the signing of purchase agreements to acquire certain LPG assets and refined petroleum products tank capacity in Brownsville, Texas and Matamoros, Mexico from Rio Vista Energy Partners L.P. and Penn Octane Corporation for a total purchase price of approximately $27.5 million. The acquisition is anticipated to close on or before October 31, 2005 upon our completion of additional due diligence.

        During the year ended June 30, 2005, 26,782 shares of Series B Redeemable Convertible Preferred stock were converted into approximately 4.1 million shares of common stock at the request of the holder. Subsequent to June 30, 2005, an additional 29,773 shares of Series B Redeemable Convertible Preferred stock were converted into approximately 4.5 million shares of common stock resulting in approximately 17,422 shares of Series B Redeemable Convertible Preferred stock outstanding as of August 23, 2005.

        On August 29, 2005, Hurricane Katrina caused severe damage along the United States Gulf Coast and into the southeastern United States. Our facilities in the affected area, specifically our terminals in Mobile, Alabama, Pensacola, Florida and Collins, Mississippi, were flooded and without power for several days. Currently, these facilities have power and are delivering product in their respective markets. We currently are not aware of any significant long-term damage to these facilities.

CONFERENCE CALL

        TransMontaigne Inc also announced that it has scheduled a conference call for Monday, September 19, 2005 at 2:00 p.m. (MDT) regarding the above information. Analysts, investors and other interested parties are invited to listen to management's presentation of the Company's results and supplemental financial information by accessing the call as follows:

(800) 762-6067
Ask for:
TransMontaigne

        A playback of the conference call will be available from 5:30 p.m. (MDT) on Monday, September 19, 2005 until 11:59 p.m. (MDT) on Monday, September 26, 2005 by calling:

USA: 800-475-6701
International: 320-365-3844
Access Code: 795483

        TransMontaigne Inc. is a refined petroleum products marketing and distribution company based in Denver, Colorado with operations in the United States, primarily in the Gulf Coast, Florida, East Coast and Midwest regions. The Company's principal activities consist of (i) terminal, pipeline, tug and barge operations, (ii) marketing and distribution, (iii) supply chain management services and (iv) managing the activities of TransMontaigne Partners L.P. The Company's customers include refiners, wholesalers, distributors, marketers, and industrial and commercial end-users of refined petroleum products. Corporate news and additional information about TransMontaigne Inc. is available on the Company's web site: www.transmontaigne.com

Forward-Looking Statements

        This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward- looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected.

TRANSMONTAIGNE INC. AND SUBSIDIARIES
FOR THE THREE MONTHS AND YEAR ENDED
JUNE 30, 2005 AND 2004
(000s, except per share data)

	Three Months Ended		Year Ended
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
Income Statement Data
Revenues(1)	$2,378,668	$2,250,531	$8,549,370	$7,733,102
Net operating margins:(2)
Supply, distribution and marketing	13,762	8,384	141,931	72,802
Terminals, pipelines, and tugs and barges	12,043	10,814	49,983	49,107
Operating income	9,404	5,819	124,979	60,324
Earnings (loss) before income taxes	3,729	(1,753)	95,633	30,589
Net earnings (loss)	676	(876)	55,818	18,529
Net earnings (loss) attributable to common stockholders	135	(1,567)	44,175	14,469
Net earnings (loss) per common share—basic	$—	$(0.04)	$1.10	$0.37
Non-GAAP Performance Measure
Adjusted operating income(3)	$9,820	$(702)	$82,404	$47,314
Cash Flow Activities
Net cash provided by (used in) operating activities	$(87,869)	$83,347	$50,723	$69,704
Net cash provided by (used in) investing activities	(8,453)	(3,926)	(15,565)	(18,283)
Net cash provided by (used in) financing activities	106,751	(83,002)	(11,595)	(73,232)
	June 30, 2005	June 30, 2004
Balance Sheet Data
Working capital(4)	$319,636	$118,320
Long-term debt	228,307	200,000
Series B redeemable convertible preferred stock	49,249	77,719
Non-controlling interests in TransMontaigne Partners	81,440	—
Common stockholders' equity	326,484	228,289

(1)
We have presented bulk transactions that were "booked out" on a net basis in the consolidated statement of operations (i.e., product costs are netted directly against gross revenues to arrive at net revenues). A "book out" occurs when one party appears more than once for the sale and purchase of a specific grade of refined product for a specific scheduling date to transport product on a particular common carrier pipeline. In that instance, we and other pipeline shippers agree not to schedule or deliver the refined product that originates and ends with the same counterparty, but rather settle in cash the amounts due to or from each intervening counterparty, thus booking out the transaction. For the years ended June 30, 2005, 2004 and 2003, we booked out bulk transactions of approximately $2.386.1 million, $3,588.5 million and $2,720.3 million, respectively. The booking out of a bulk transaction has no effect on our net operating margins or net earnings.

(2)
Net operating margins represent revenues, less product costs and other direct costs and expenses.

(3)
See Supplement B for reconciliation of adjusted operating income to earnings before income taxes.

(4)
Working capital represents current assets less current liabilities.

        Selected quarterly net operating margins for the terminals, pipelines, tugs and barges for each of the quarters in the years ended June 30, 2005 and 2004 are as follows:

	Three Months Ended
	September 30, 2004	December 31, 2004	March 31, 2005	June 30, 2005	Year Ended June 30, 2005
Terminals, pipelines, tugs and barges:
TransMontaigne Partners' facilities	$4,306	$4,313	$5,655	$5,977	$20,251
Brownsville facilities	850	1,204	1,230	1,249	4,533
Southeast facilities	5,011	5,798	5,442	4,254	20,505
River facilities	651	302	1,145	747	2,845
Other facilities	1,247	451	335	(184)	1,849

	$12,065	$12,068	$13,807	$12,043	$49,983

	Three Months Ended
	September 30, 2003	December 31, 2003	March 31, 2004	June 30, 2004	Year Ended June 30, 2004
Terminals, pipelines, tugs and barges:
TransMontaigne Partners' facilities	$4,875	$4,941	$4,923	$4,885	$19,624
Brownsville facilities	617	798	861	1,067	3,343
Southeast facilities	4,971	4,805	4,722	3,848	18,346
River facilities	1,396	965	605	585	3,551
Other facilities	1,178	2,160	476	429	4,243

	$13,037	$13,669	$11,587	$10,814	$49,107

        Selected quarterly net operating margins for the supply, distribution and marketing segment for each of the quarters in the year ended June 30, 2005, are summarized below (in thousands):

	Three Months Ended
	September 30, 2004	December 31, 2004	March 31, 2005	June 30, 2005	Year Ended June 30, 2005
Marketing margins:
Light oils—marketing margins:
TransMontaigne Partners L.P. facilities	$2,700	$4,246	$1,666	$1,322	$9,934
Brownsville facilities	—	—	—	—	—
Southeast facilities	993	7,603	2,744	2,849	14,189
River facilities	759	759	525	791	2,834
Other facilities	36	136	60	79	311

	4,488	12,744	4,995	5,041	27,268
Heavy oils—marketing margins	2,570	5,406	2,980	2,164	13,120
Supply chain management services margins	3,040	3,608	6,067	783	13,498

	10,098	21,758	14,042	7,988	53,886

Inventory procurement and management:
Gains (losses) from risk management of light oil volumes to be liquidated upon commencement of MSCG supply agreement	—	9,618	(181)	—	9,437
Increase (decrease) in value of light oil volumes nominated under the MSCG supply agreement prior to delivery at our terminals	—	—	36,632	(9,497)	27,135
Increase (decrease) in value of base operating inventory volumes	39,956	(36,847)	39,871	(4,408)	38,572
Gains (losses) from risk management of base operating inventory volumes and light oil volumes nominated under the MSCG supply agreement prior to delivery at our terminals	—	—	—	5,154	5,154
Storage fees for light oil tank capacity	(2,245)	(2,200)	(857)	(395)	(5,697)
Other financial and costing variances, net	(2,204)	12,232	6,286	(4,241)	12,073

	35,507	(17,197)	81,751	(13,387)	86,674

Trading activities, net	(1,003)	1,031	—	—	28

Marketing and procurement margins	44,602	5,592	95,793	(5,399)	140,588
Fair value in excess of FIFO cost on beginning inventories—discretionary volumes	3,712	24,158	10,210	21,530	3,712
Fair value in excess of FIFO cost on ending inventories—discretionary volumes	(24,158)	(10,210)	(21,530)	(2,369)	(2,369)

Net operating margins—historical financial statements	$24,156	$19,540	$84,473	$13,762	$141,931

        Selected quarterly adjusted net operating margins for the supply, distribution and marketing segment for each of the quarters in the year ended June 30, 2004, are summarized below (in thousands):

	Three Months Ended
	September 30, 2003	December 31, 2003	March 31, 2004	June 30, 2004	Year Ended June 30, 2004
Marketing margins:
Light oils—marketing margins:
TransMontaigne Partners L.P. facilities	$803	$958	$3,548	$5,137	$10,446
Brownsville facilities	—	—	—	—	—
Southeast facilities	(861)	2,670	4,128	3,100	9,037
River facilities	1,237	828	1,078	2,025	5,168
Other facilities	902	1,234	2,037	1,656	5,829

	2,081	5,690	10,791	11,918	30,480
Heavy oils—marketing margins	1,440	3,424	5,416	3,376	13,656
Supply chain management services margins	2,351	4,070	2,783	(580)	8,624

	5,872	13,184	18,990	14,714	52,760

Inventory procurement and management:
Increase (decrease) in value of base operating inventory volumes	(3,994)	12,573	18,723	3,303	30,605
Storage fees for light oil tank capacity	(2,522)	(2,495)	(2,385)	(2,309)	(9,711)
Other financial and costing variances, net	6,133	5,135	(2,067)	(15,694)	(6,493)

	(383)	15,213	14,271	(14,700)	14,401

Trading activities, net	2,131	457	(2,582)	(829)	(823)

Marketing and procurement margins	7,620	28,854	30,679	(815)	66,338
Fair value in excess of FIFO cost on beginning inventories—discretionary volumes	10,176	5,242	24,984	12,911	10,176
Fair value in excess of FIFO cost on ending inventories—discretionary volumes	(5,242)	(24,984)	(12,911)	(3,712)	(3,712)

Net operating margins—historical financial statements	$12,554	$9,112	$42,752	$8,384	$72,802

        Our light oil marketing volumes in average barrels per day for each of the quarters in the years ended June 30, 2005 and 2004 are as follows:

	Three Months Ended
	September 30, 2004	December 31, 2004	March 31, 2005	June 30, 2005	Year Ended June 30, 2005
Light oils—marketing volumes:
TransMontaigne Partners' facilities	63,256	59,565	68,725	72,297	65,961
Southeast facilities	142,928	131,418	143,751	146,395	141,123
River facilities	9,800	9,800	7,091	11,816	9,627
Other facilities	38,104	21,875	19,901	17,369	24,312

	254,088	222,658	239,468	247,877	241,023

	Three Months Ended
	September 30, 2003	December 31, 2003	March 31, 2004	June 30, 2004	Year Ended June 30, 2004
Light oils—marketing volumes:
TransMontaigne Partners' facilities	62,392	65,456	70,108	71,117	67,268
Southeast facilities	161,070	157,366	164,297	160,209	160,736
River facilities	22,498	16,372	16,072	20,469	18,853
Other facilities	54,459	44,750	50,367	46,748	49,081

	300,419	283,944	300,844	298,543	295,938

        Our light oil marketing margins in points ($0.0001) per gallon for each of the quarters in the years ended June 30, 2005 and 2004 are as follows:

	Three Months Ended
	September 30, 2004	December 31, 2004	March 31, 2005	June 30, 2005	Year Ended June 30, 2005
Light oils—marketing margins:
TransMontaigne Partners' facilities	110	184	64	48	98
Southeast facilities	18	150	51	51	66
River facilities	200	200	196	175	192
Other facilities	2	16	8	12	8

	46	148	55	53	74

	Three Months Ended
	September 30, 2003	December 31, 2003	March 31, 2004	June 30, 2004	Year Ended June 30, 2004
Light oils—marketing margins:
TransMontaigne Partners' facilities	33	38	132	189	101
Southeast facilities	(14)	44	66	51	37
River facilities	142	131	176	259	178
Other facilities	43	71	106	93	77

	18	52	95	104	67

Supplement A

TRANSMONTAIGNE INC. AND SUBSIDIARIES

        Our CEO reviews our financial performance using a non-GAAP financial performance measure that we refer to as "adjusted operating income"(1) for purposes of making operating decisions, allocating resources and assessing financial performance. Adjusted operating income excludes recurring items that are included in the most comparable GAAP measure. Therefore, the use of adjusted operating income may be subject to limitations compared to the use of the most comparable GAAP measure.(2) Nevertheless, TransMontaigne's management believes that adjusted operating income is an appropriate financial performance measure for evaluating TransMontaigne's performance and operating its business.(3) Our adjusted operating income is as follows (in thousands):

	Three Months Ended June 30,		Year Ended June 30,
	2005	2004	2005	2004
Terminals, Pipelines, and Tugs and Barges(4)
TransMontaigne Partners' facilities	$5,977	$4,885	$20,251	$19,624
Brownsville facilities	1,249	1,067	4,533	3,343
Southeast facilities	4,254	3,848	20,505	18,346
River facilities	747	585	2,845	3,551
Other	(184)	429	1,849	4,243

Adjusted net operating margins	12,043	10,814	49,983	49,107

Supply, Distribution and Marketing(5)
Light oils-marketing margins	5,041	11,918	27,268	30,480
Heavy oils-marketing margins	2,164	3,376	13,120	13,656
Supply chain management services	783	(580)	13,498	8,624
Bulk activities and other	(4,636)	(18,003)	6,376	(16,204)
Trading and risk management activities, net	5,154	(829)	14,619	(823)

Adjusted net operating margins	8,506	(4,118)	74,881	35,733

Total adjusted net operating margins	20,549	6,696	124,864	84,840
Selling, general and administrative expenses	(10,729)	(7,398)	(42,849)	(37,532)
Dividend income	—	—	389	6

Adjusted Operating Income(1)(2)(3)	$9,820	$(702)	$82,404	$47,314

(1)
Adjusted operating income is composed of our adjusted operating margins for each of our business segments offset by selling, general and administrative expenses and increased by dividend income. Adjusted operating income differs from operating income as determined in accordance with GAAP in the treatment of our inventories-discretionary volumes, the exclusion of depreciation and amortization expense, the exclusion of gains (losses) on disposition of assets, and the inclusion of dividend income.

(2)
The presentation of adjusted operating income should not be used exclusively as an alternative to operating income as determined in accordance with GAAP as an indicator of our operating performance. Our inventories—discretionary volumes are carried at the lower of cost (FIFO) or market, while our corresponding derivative and risk management contracts are marked to market. As a result, if prices are increasing during the end of a quarter, we are likely to report significant losses on derivative and risk management contracts and significant deferred gains on discretionary inventory volumes held for immediate sale or exchange at the end of that quarter and report significant gains on our beginning inventories-discretionary volumes held for immediate sale or exchange when they are sold in the following quarter. Adjusted operating income treats our inventories-discretionary volumes held for immediate sale or exchange and our derivative and risk management contracts on a mark-to-market basis. As discussed in (3), below, management believes that adjusted operating income is a useful measure to evaluate TransMontaigne's performance. However, adjusted operating income excludes items that are included in the most comparable GAAP measure, which may limit the usefulness of adjusted operating income for some purposes compared to the most comparable GAAP measure.

  For example, adjusted operating income excludes depreciation and amortization expense. The exclusion of depreciation and amortization expense from adjusted operating income could be viewed as limiting the usefulness of the adjusted operating income as a performance measure because it does not account in current periods for the implied reduction in value of our capital assets, such as storage tanks and barges, caused by aging and wear and tear. Management compensates for this limitation by recognizing that depreciation and amortization are largely offset by repair and maintenance costs, which keep the actual value of our principal fixed assets from declining. These maintenance costs are a component of direct operating costs and expenses that are included in adjusted net operating margins and adjusted operating income.

  Adjusted operating income also does not reflect the implied expenses reported for lower of cost or market write-downs on base operating inventory volumes that may be reported in periods of declining commodity prices. Base operating inventory volumes are product volumes that must remain in the common carrier pipeline systems we use to transport our product to our terminals. The exclusion of these write-downs could be viewed as limiting the usefulness of adjusted operating income as a performance measure because declines in the market value of this product are not taken into account in current results. Management compensates for this limitation by recognizing that these volumes must remain in the common carrier system in order for our terminals and pipelines to function. TransMontaigne would sell or dispose of these volumes only in connection with the sale, closure or significant decrease in the nature and scope of our supply, distribution and marketing business. Consequently, these base operating inventory volumes are, in management's view, more like a fixed asset than inventory held for sale in the ordinary course of business.

(3)
Adjusted operating income treats our inventories-discretionary volumes held for immediate sale or exchange and our derivative and risk management contracts on a mark-to-market basis. Whereas GAAP requires that we report the value of our inventories-discretionary volumes at the lower of cost or market, and our corresponding derivative and risk management contracts are marked to market. As a result, if prices are increasing during the end of a quarter, under GAAP we are likely to report significant losses on derivative and risk management contracts and significant deferred gains on discretionary inventory volumes held for immediate sale or exchange at the end of that quarter and report significant gains on our beginning inventories-discretionary volumes held for immediate sale or exchange when they are sold in the following quarter.

  Adjusted operating income may, however, be limited as a measure of financial performance because it does not use the lower of cost or market method of accounting for our inventories-discretionary volumes held for immediate sale or exchange. The lower of cost or market method prevents the recognition of gains from commodity price increases prior to realization of gains on the actual sale of inventory and, therefore, is considered to be a more conservative method of valuing inventory. TransMontaigne believes that this limitation is compensated for by the deep and active market for refined petroleum products, which makes market prices readily available and permits product to be readily sold, as well as by the high rate of turnover of TransMontaigne's inventory.

  We believe that adjusted operating income is useful to investors because it adjusts the treatment of our inventories in calculating adjusted operating income so that our inventories-discretionary volumes held for immediate sale or exchange are reflected at fair value, which matches the treatment of our derivative and risk management contracts. Because our inventories-discretionary volumes are composed of refined petroleum products, which are commodities with established trading markets and readily ascertainable market prices, we believe that the financial performance of the supply, distribution and marketing segment can be appropriately evaluated using the mark-to-market method rather than the lower-of-cost-or-market method of accounting for our inventories-discretionary volumes held for immediate sale or exchange. Adjusted operating income permits us to measure and analyze the financial performance of TransMontaigne's overall business, which involves the use of risk management contracts to reduce commodity price risk on product inventories and focuses on producing income through supply, distribution and marketing activities. Therefore, by including the effects of changes in the fair value of our inventories-discretionary volumes held for immediate sale or exchange in adjusted operating income in the period in which the fair value actually changes, we believe that adjusted operating income gives investors a useful indication of TransMontaigne's financial performance. We manage the commodity price risk associated with our inventories-discretionary volumes held for immediate sale or exchange through the use of NYMEX futures contracts that are closely related to our actual inventory positions. Because the NYMEX contracts settle daily, global commodity price risk in our inventory position is managed, and changes in commodity prices are not likely to distort the financial performance of the Company. Because refined petroleum product commodity prices can be volatile, some investors may consider this alternative measure of performance to be useful because changes in commodity prices would be less likely to distort the financial performance of the Company.

  Our working capital credit facility also uses a measure substantially identical to adjusted operating income to measure compliance with our financial covenants.

(4)
Our "adjusted net operating margins" for the terminals, pipelines, and tugs and barges segment are composed of revenues, less direct operating costs and expenses. There are no differences between "adjusted net operating margins" for our terminals, pipelines, and tugs and barges segment and the net operating margins for that segment in our historical financial statements.

(5)
For our supply, distribution and marketing segment, "adjusted net operating margins" are composed of revenues less cost of product sold and other direct costs and expenses. For purposes of computing our "adjusted net operating margins" for the supply, distribution and marketing segment, cost of product sold is reflected at market value, which matches the treatment of our derivative and risk management contracts. Additionally, for purposes of computing our "adjusted net operating margins," our discretionary inventories—base operating inventory volumes and the undelivered in-transit volumes supplied to our terminals by Morgan Stanley Capital Group, Inc. are maintained at original cost. The differences between "adjusted net operating margins" for the supply, distribution and marketing segment and the net operating margins reported for that segment in our historical financial statements are presented in the accompanying Supplement B.

Supplement B

TRANSMONTAIGNE INC. AND SUBSIDIARIES
Reconciliation of "Adjusted Operating Income" to Earnings Before Income Taxes

	Three Months Ended June 30,		Year Ended June 30,
	2005	2004	2005	2004
Adjusted Operating Income	$9,820	$(702)	$82,404	$47,314
Inventory Adjustments:
Gains recognized on beginning inventories—discretionary volumes held for immediate sale or exchange	10,311	6,039	2,330	5,855
Gains deferred on ending inventories—discretionary volumes held for immediate sale or exchange	(2,125)	(2,330)	(2,125)	(2,330)
Increase (decrease) in value of light oil volumes nominated under the MSCG supply agreement prior to delivery at our terminals	(9,497)	—	27,135	—
Increase (decrease) in FIFO cost basis of base operating inventory volumes	8,339	11,666	43,978	38,878
Lower of cost or market write-downs on base operating inventory volumes	(1,772)	(2,873)	(4,268)	(5,334)
Other Items:
Depreciation and amortization	(6,407)	(5,808)	(24,215)	(23,015)
Lower of cost or market write-downs on product linefill and tank bottom volumes	—	—	—	(60)
Gain (loss) on disposition of assets, net	735	(173)	129	(978)
Dividend income	—	—	(389)	(6)

Operating income	9,404	5,819	124,979	60,324
Other expense, net	(5,675)	(7,572)	(29,346)	(29,735)

Earnings Before Income Taxes	$3,729	$(1,753)	$95,633	$30,589

Supplement C

TRANSMONTAIGNE INC. AND SUBSIDIARIES
Quarterly Adjusted Operating Income by Fiscal Year

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Y-T-D Total
Fiscal Year Ending June 30, 2005
Terminals, pipelines, and tugs and barges	$12,065	$12,068	$13,807	$12,043	$49,983
Product supply, distribution and marketing	4,646	42,439	19,290	8,506	74,881

Adjusted net operating margins	16,711	54,507	33,097	20,549	124,864
Dividend income	380	—	9	—	389
Selling, general and administrative expenses	(10,433)	(11,802)	(9,885)	(10,729)	(42,849)

Adjusted Operating Income	$6,658	$42,705	$23,221	$9,820	$82,404

Fiscal Year Ending June 30, 2004
Terminals, pipelines, and tugs and barges	13,037	13,669	11,587	10,814	49,107
Product supply, distribution and marketing	11,614	16,281	11,956	(4,118)	35,733

Adjusted net operating margins	24,651	29,950	23,543	6,696	84,840
Dividend income	6	—	—	—	6
Selling, general and administrative expenses	(9,525)	(10,157)	(10,452)	(7,398)	(37,532)

Adjusted Operating Income (Loss)	$15,132	$19,793	$13,091	$(702)	$47,314

Fiscal Year Ended June 30, 2003
Terminals, pipelines, and tugs and barges	$9,732	$9,661	$11,534	$11,937	$42,864
Product supply, distribution and marketing	8,414	13,965	14,658	21,042	58,079

Adjusted net operating margins	18,146	23,626	26,192	32,979	100,943
Dividend income	374	—	—	—	374
Selling, general and administrative expenses	(8,937)	(8,313)	(9,924)	(11,154)	(38,328)
Corporate relocation	(1,084)	(365)	—	—	(1,449)

Adjusted Operating Income	$8,499	$14,948	$16,268	$21,825	$61,540

Supplement C (continued)

TRANSMONTAIGNE INC. AND SUBSIDIARIES
Adjusted Operating Income Reconciled to Net Earnings (Loss)

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Y-T-D Total
Fiscal Year Ending June 30, 2005
Adjusted Operating Income	$6,658	$42,705	$23,221	$9,820	$82,404
Gains recognized on beginning inventories—discretionary volumes held for immediate sale or exchange	2,330	4,405	6,093	10,311	2,330
Gains deferred on ending inventories—discretionary volumes held for immediate sale or exchange	(4,405)	(6,093)	(10,311)	(2,125)	(2,125)
Increase (decrease) in value of light oil volumes nominated under the MSCG supply agreement prior to delivery at our terminals	—	—	36,632	(9,497)	27,135
Increase (decrease) in FIFO cost basis of base operating inventory volumes	21,585	(18,715)	32,769	8,339	43,978
Lower of cost or market write-downs on base operating inventory volumes	—	(2,496)	—	(1,772)	(4,268)
Depreciation and amortization	(5,807)	(5,727)	(6,274)	(6,407)	(24,215)
Gain (loss) on disposition of assets, net	(3,599)	—	2,993	735	129
Interest expense, net	(6,284)	(6,556)	(6,226)	(5,178)	(24,244)
Other financing costs, net	(4,097)	(442)	(455)	(497)	(5,491)
Income tax expense	(2,553)	(2,832)	(31,377)	(2,491)	(39,253)
Minority interests share in earnings of TransMontaigne Partners	—	—	—	(562)	(562)

Net Earnings	$3,828	$4,249	$47,065	$676	$55,818

Supplement C (continued)

TRANSMONTAIGNE INC. AND SUBSIDIARIES
Adjusted Operating Income Reconciled to Net Earnings (Loss)

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Y-T-D Total
Fiscal Year Ending June 30, 2004
Adjusted Operating Income	$15,132	$19,793	$13,091	$(702)	$47,314
Gains recognized on beginning inventories—discretionary volumes held for immediate sale or exchange	5,855	3,067	15,469	6,039	5,855
Gains deferred on ending inventories—discretionary volumes held for immediate sale or exchange	(3,067)	(15,469)	(6,039)	(2,330)	(2,330)
Increase in FIFO cost basis of base operating inventory volumes	214	5,504	21,494	11,666	38,878
Lower of cost or market write-downs on base operating inventory volumes	(2,062)	(271)	(128)	(2,873)	(5,334)
Depreciation and amortization	(5,537)	(5,932)	(5,738)	(5,808)	(23,015)
Lower of cost or market write-downs on product linefill and tank bottom volumes	(32)	(17)	(11)	—	(60)
Loss on disposition of assets	—	(805)	—	(173)	(978)
Interest expense, net	(6,396)	(6,623)	(6,697)	(6,556)	(26,272)
Other financing costs, net	(813)	(819)	(821)	(1,016)	(3,469)
Income tax (expense) benefit	(1,318)	629	(12,248)	877	(12,060)

Net Earnings (Loss)	$1,976	$(943)	$18,372	$(876)	$18,529

Supplement C (continued)

TRANSMONTAIGNE INC. AND SUBSIDIARIES
Adjusted Operating Income Reconciled to Net Earnings (Loss)

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Y-T-D Total
Fiscal Year Ended June 30, 2003
Adjusted Operating Income	$8,499	$14,948	$16,268	$21,825	$61,540
Gains recognized on beginning inventories—discretionary volumes held for immediate sale or exchange	—	12,644	33,490	—	12,644
Gains deferred on ending inventories—discretionary volumes held for immediate sale or exchange	—	(33,490)	—	(5,855)	(5,855)
Change in FIFO cost basis of base operating inventory volumes	—	(1,421)	9,723	(7,887)	415
Lower of cost or market write-downs on base operating inventory volumes	—	—	(12,412)	(23)	(12,435)
Depreciation and amortization	(4,256)	(4,293)	(4,851)	(5,971)	(19,371)
Lower of cost or market write-downs on product linefill and tank bottom volumes	—	—	(633)	—	(633)
Interest expense, net	(3,224)	(2,967)	(3,759)	(4,469)	(14,419)
Other financing income (costs), net	(154)	966	(1,725)	(4,363)	(5,276)
Income tax benefit (expense)	(329)	5,173	(13,722)	368	(8,510)
Cumulative effect adjustment	—	(1,297)	—	—	(1,297)

Net Earnings (Loss)	$536	$(9,737)	$22,379	$(6,375)	$6,803

-END-

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TRANSMONTAIGNE INC. ANNOUNCES RESULTS FOR THE THREE MONTHS AND YEAR ENDED JUNE 30, 2005 AND SCHEDULES CONFERENCE CALL